Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
January 6, 2009

WINTHROP REALTY TRUST ACQUIRES 917,105 OF ITS OUTSTANDING
SERIES B-1 PREFERRED SHARES AT A DISCOUNT

BOSTON, MA – January 6/PRNewswire-FirstCall/ - Winthrop Realty Trust (NYSE:FUR) today announced that it has acquired 917,105 of its Series B-1 Cumulative Convertible Redeemable Preferred Shares (“Series B-1 Shares”) with a liquidation value of approximately $23,000,000 for price of approximately $17,100,000 which represents a 25.5% discount to its liquidation value.  As a result of this repurchase, the Company has repurchased in the past three months a total of 1,941,105 shares of its Series B-1 Shares at a blended discount of approximately 26.5%.  1,496,000 of the Series B-1 Shares currently remain outstanding.
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Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007, as may be updated or supplemented in the Company's Form 10-Q filings which discuss the factors that could adversely affect the Company's results.  Further information relating to the Company’s financial position, results of operations, and investor information is also contained in the Company’s reports filed with the SEC, which reports are available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.